Exhibit 23



                           Bouhan, Williams & Levy LLP
                                 P. O. Box 2139
                               Savannah, Ga. 31498
                                  912-236-2491


                                  May 28, 1996



Savannah Electric and Power Company
600 East Bay Street
Savannah, Georgia  31401

Dear Sirs:

         We hereby consent to the reference to our firm under the caption "Legal Opinions and Experts" in the Prospectus Supplement of Savannah Electric and Power Company (the "Company") dated May 23, 1996, relating to $20,000,000 aggregate principal amount of First Mortgage Bonds, 6.90% Series due May 1, 2006, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated May 23, 1996.

                                Very truly yours,

                         /s/Bouhan, Williams & Levy LLP